UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
October 27, 2004

Affiliated Computer Services, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-12665	51-0310342
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

2828 North Haskell Avenue
Dallas, Texas 75204
(Address of principal executive offices, including zip code)

(214) 841-6111
(Registrant’s telephone number including area code)

Not Applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-14(c))

Item 1.01 Entry into a Material Definitive Agreement.

     The information provided in Item 2.03 below is incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

     Simultaneously with entering into the $1.5 billion credit facility referenced in Item 2.03 below, Affiliated Computer Services, Inc. (the “Company”) terminated its existing $875 million revolving credit facility (the “Prior Facility”) on October 27, 2004. The lending commitments under the Prior Facility were evidenced by that certain Revolving Credit Agreement, dated as of September 12, 2002 among the Company and other borrowers from time to time party thereto, Wells Fargo Bank Texas, National Association, as administrative agent, and various other lenders, and were scheduled to expire in December 2005.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

General Information

     On October 27, 2004, the Company entered into a Five Year Competitive Advance and Revolving Credit Facility Agreement with JPMorgan Chase Bank, as Administrative Agent (“JP Morgan”), and Wells Fargo Bank, National Association, as Syndication Agent, and various other lenders (the “Credit Facility”), with the proceeds from advances under the Credit Facility to be used for general corporate purposes. The Credit Facility provides for an unsecured $1.5 billion multi-currency revolving credit and competitive advance facility (fully available in US$, Euros or competitive loans in any currency). Multi-currency commitments (available in certain specified currencies other than US$ or Euros) in an initial aggregate amount of $200 million and swing line loans in an amount up to $150 million are provided under the facility. The Credit Facility may be increased by up to $300 million, subject to certain conditions. The lending commitments under the Credit Facility are scheduled to terminate October 27, 2009. At the Closing of the Credit Facility, the Company borrowed $316 million under the Credit Facility to pay off and terminate the Prior Facility. In addition, $94 million in letters of credit were issued under the Credit Facility to replace letters of credit outstanding under the Prior Facility.

Interest Rates and Fees

     Other than competitive loans and swing line loans, advances under the Credit Facility, will bear interest at a Eurocurrency Rate or a Base Rate (generally equal to the prime rate of JP Morgan), plus a percentage determined based on the Company’s credit rating. The Company is required to pay accrued interest at established intervals based upon the Company’s elected interest period.

     Among other fees, the Company pays a facility fee of 0.110% per annum (due quarterly), based on the Company’s credit rating on the aggregate commitment of the Credit Facility, whether used or unused. The Company also pays a utilization fee of 0.125% on the total amount outstanding under the Credit Facility for each day that such amount exceeds 50% of the aggregate commitments then in effect.

Covenants and Events of Acceleration

     The Credit Facility contains customary covenants, including but not limited to, restrictions on the Company’s ability, and in certain instances, its subsidiaries’ ability, to incur liens, merge or dissolve, finance its accounts receivables, or sell or transfer assets. The Credit Facility also limits the Company’s subsidiaries’ ability to incur additional indebtedness. In addition, the Company may not permit its consolidated leverage ratio to exceed 2.75 to 1.0 or its consolidated interest coverage ratio to be less than 3.50 to 1.0 during specified periods.

     Upon the occurrence of certain events of default, the Company’s obligations under the Credit Facility may be accelerated and the lending commitments under the Credit Facility terminated. Such events of default include, but are not limited to, payment default to lenders, material inaccuracies of representations and warranties, covenant defaults, material payment defaults (other than under the Credit Facility), voluntary and involuntary bankruptcy proceedings, material money judgments, material ERISA events, or change of control of the Company.

Qualification

     The description set forth in this Item 2.03 is general in nature and is qualified in its entirety by reference to the full text of the Credit Facility filed as Exhibit 10.1 to this Form 8-K.

Item 7.01 Regulation FD Disclosure.

     On October 29, 2004, the Company issued a press release announcing its entry into the Credit Facility. A copy of such press release is attached as Exhibit 99.1 and will be published on the Company’s web site at http://www.acs-inc.com.

     Pursuant to the rules and regulations of the Securities and Exchange Commission, the press release attached as Exhibit 99.1 is deemed to be furnished and shall not be deemed to be “filed” under the Securities Exchange Act of 1934.

     Statements contained in exhibit 99.1 to this Form 8-K about the Company’s outlook and all other statements therein other than historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended (which Sections were adopted as part of the Private Securities Litigation Reform Act of 1995). These forward-looking statements and all references to financial estimates rely on a number of assumptions concerning future events and are subject to a number of uncertainties and other factors, many of which are outside the Company’s control, that could cause actual results to differ materially from such statements. Such risks, uncertainties, and other factors include, but are not necessarily limited to, those set forth under the caption “Risks

Related to our Business” in the Company’s most recent Form 10-K. In addition, we operate in a highly competitive and rapidly changing environment, and new risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. We disclaim any intention to, and undertake no obligation to, update or revise any forward-looking statement, whether as a result of new information, future event, or otherwise.

Item 9.01 Financial Statements and Exhibits.

     Pursuant to the rules and regulations of the Securities and Exchange Commission, exhibit 99.1 referenced below and the information set forth therein are deemed to be furnished pursuant to Item 7.01 hereof and shall not be deemed to be “filed” under the Securities Exchange Act of 1934.

     (c) Exhibits

EXHIBIT
NUMBER	DESCRIPTION
10.1	Five Year Competitive Advance and Revolving Credit Facility Agreement, dated as of October 27, 2004, by and among Affiliated Computer Services, Inc., other Borrowers from time to time party thereto, the Lender Parties from time to time party thereto, JPMorgan Chase Bank, as Administrative Agent, Wells Fargo Bank, National Association, as Syndication Agent, and others.

10.2	Guaranty, dated as of October 27, 2004, by Affiliated Computer Services, Inc. for the benefit of JPMorgan Chase Bank, as Administrative Agent for the benefit of the Lender Parties.

99.1	Affiliated Computer Services, Inc. Press Release dated October 29, 2004.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AFFILIATED COMPUTER SERVICES, INC.

Date: October 29, 2004

	By:	/s/ WARREN D. EDWARDS

Name: Warren D. Edwards
Title: Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description
10.1	Five Year Competitive Advance and Revolving Credit Facility Agreement, dated as of October 27, 2004, by and among Affiliated Computer Services, Inc., other Borrowers from time to time party thereto, the Lender Parties from time to time party thereto, JPMorgan Chase Bank, as Administrative Agent, Wells Fargo Bank, National Association, as Syndication Agent, and others.

10.2	Guaranty, dated as of October 27, 2004, by Affiliated Computer Services, Inc. for the benefit of JPMorgan Chase Bank, as Administrative Agent for the benefit of the Lender Parties.

99.1	Affiliated Computer Services, Inc. Press Release dated October 29, 2004.